Exhibit (e)(1)(A)(ii)

AMENDED SCHEDULE A

Dated February 20, 2025

to the

DISTRIBUTION AGREEMENT

Dated February 1, 2019

between

ULTIMUS MANAGERS TRUST

and

ULTIMUS FUND DISTRIBUTORS, LLC

TRUST SERIES

Adler Value Fund

Blue Current Global Dividend Fund

Blueprint Adaptive Growth Allocation Fund

Evolutionary Tree Innovators Fund

HVIA Equity Fund

Kempner Multi-Cap Deep Value Fund

Lyrical International Value Equity Fund

Lyrical U.S. Value Equity Fund

Marshfield Concentrated Opportunity Fund

Meehan Focus Fund

Nia Impact Solutions Fund

Q3 All-Season Systematic Opportunities Fund

Q3 All-Season Tactical Fund

Wavelength Fund

Westwood Alternative Income Fund

Westwood Multi-Asset Income Fund

Westwood Income Opportunity Fund

Westwood Quality Value Fund

Westwood Quality SMid Cap Fund

Westwood Quality SmallCap Fund

Westwood Quality AllCap Fund

Westwood Quality MidCap Fund

Westwood Salient MLP & Energy Infrastructure Fund

Westwood Broadmark Tactical Plus Fund

Westwood Real Estate Income Fund

Westwood Broadmark Tactical Growth Fund

REDACTED

AMENDED SCHEDULE B

Dated February 20, 2025

to the

DISTRIBUTION AGREEMENT

Dated February 1, 2019

between

ULTIMUS MANAGERS TRUST

AND

ULTIMUS FUND DISTRIBUTORS, LLC

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive an annual fee of up to $           plus, for any funds with “C Class” equivalents, up to ½ basis point or 0.0050% per annum on each Fund’s average daily net assets, paid in monthly installments, from each Fund listed under “Class C Shares” on Schedule A and/or from the investment adviser(s) to such Fund. The specific annual fee due from each Fund and/or the investment adviser to such Fund shall be as noted below:

(each of the below to have an annual fee of $          )

FUND NAME	CLASS
Westwood Alternative Income Fund	A
Westwood Alternative Income Fund	Institutional
Westwood Alternative Income Fund	Ultra
Westwood Multi-Asset Income Fund	A
Westwood Multi-Asset Income Fund	Institutional
Westwood Income Opportunity Fund	C
Westwood Quality AllCap Fund	Institutional
Westwood Quality AllCap Fund	Ultra
Westwood Quality MidCap Fund	Institutional
Westwood Quality SmallCap Fund	A
Westwood Quality SmallCap Fund	Institutional
Westwood Quality SmallCap Fund	Ultra
Westwood Quality SmallCap Fund	C
Westwood Quality SMid Cap Fund	Institutional
Westwood Quality SMid Cap Fund	Ultra
Westwood Quality Value Fund	A
Westwood Quality Value Fund	Institutional

REDACTED

(each of the below to have an annual fee of $          )(continued)

FUND NAME	CLASS
Westwood Salient MLP & Energy Infrastructure Fund	Institutional
Westwood Salient MLP & Energy Infrastructure Fund	A
Westwood Salient MLP & Energy Infrastructure Fund	C
Westwood Salient MLP & Energy Infrastructure Fund	Ultra
Westwood Broadmark Tactical Plus Fund	Institutional
Westwood Broadmark Tactical Plus Fund	A
Westwood Broadmark Tactical Plus Fund	F
Westwood Real Estate Income Fund	Institutional
Westwood Real Estate Income Fund	A
Westwood Broadmark Tactical Growth Fund	Institutional
Westwood Broadmark Tactical Growth Fund	A

(each of the below to have an annual fee of $          )

FUND NAME	CLASS
Adler Value Fund	Institutional

(each of the below to have an annual fee of $          )

FUND NAME	CLASS
Blueprint Adaptive Growth Allocation Fund	Institutional
Blueprint Adaptive Growth Allocation Fund	Investor
Q3 All-Season Systematic Opportunities Fund	Institutional
Q3 All-Season Systematic Opportunities Fund	Investor
Q3 All-Season Tactical Fund	Institutional
Q3 All-Season Tactical Fund	Investor

REDACTED

(each of the below to have an annual fee of $          )

FUND NAME	CLASS
Blue Current Global Dividend Fund	Institutional
Blue Current Global Dividend Fund	Investor
HVIA Equity Fund	Institutional
HVIA Equity Fund	Investor
Kempner Multi-Cap Deep Value Fund	Institutional
Kempner Multi-Cap Deep Value Fund	Investor
Lyrical U.S. Value Equity Fund	Institutional
Lyrical U.S. Value Equity Fund	Investor
Lyrical U.S. Value Equity Fund	A
Lyrical U.S. Value Equity Fund	C
Lyrical International Value Equity Fund	Institutional
Lyrical International Value Equity Fund	Investor
Lyrical International Value Equity Fund	A
Lyrical International Value Equity Fund	C
Marshfield Concentrated Opportunity Fund	Not Designated
Meehan Focus Fund	Not Designated
Wavelength Fund	Not Designated

(each of the below to have an annual fee of $          )

FUND NAME	CLASS
Evolutionary Tree Innovators Fund	A
Evolutionary Tree Innovators Fund	I
Westwood Income Opportunity Fund	A
Westwood Income Opportunity Fund	Institutional
Westwood Income Opportunity Fund	Ultra
Westwood Quality Value Fund	Ultra
Nia Impact Solutions Fund	n/a

(each of the below shall have an additional fee, cumulative with any flat fee charged above, of ¼ basis point or 0.0025% per annum on each Fund’s average daily net assets attributed to any C Share class)

FUND NAME	CLASS
Q3 All-Season Tactical Fund	C

REDACTED

IN WITNESS WHEREOF, the parties hereto have executed this amended Schedule B as of the date first above written.

ULTIMUS MANAGERS TRUST		ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Todd E. Heim	By:	/s/ Kevin Guerette
Name:	Todd E. Heim	Name:	Kevin Guerette
Title:	President	Title:	President

5